CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): August 2, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 – Entry into Material Definitive Agreements

As reported in the Company’s Form 8-K July 1, 2011, we were in default to each of the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Noteholders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Noteholders”), (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders.

Pursuant to the terms of the Exchange Agreement, each 2011 Noteholder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement),  to purchase additional shares of our common stock. Under the Exchange Agreement, each of the 2011 Noteholders and their affiliated and related persons and entities also received a mutual full release from the Company.

On August 1, 2011, we amended the Notes as follows:

(i)           The term Automatic Conversion Price (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Installment Date (or, solely with respect to the First Installment Date, the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the period commencing on the Issuance Date and ending on the Trading Day immediately preceding the First Installment Date) (each such period, an “Automatic Conversion Measuring Period”) divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Automatic Conversion Measuring Period. In the event of a dispute as to the determination of the Automatic Conversion Price, then such dispute shall be resolved pursuant to Section 21.

(ii)           The term Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Installment Date” means each of the following dates: (i) August 22, 2011 (the “First Installment Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Installment Date (the “Second Installment Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Installment Date (the “Third Installment Date”); and (iv) the Maturity Date.

(iii)           The term Pre-Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Pre-Installment Date” means each of the following dates: (i) the Issuance Date, (ii) August 24, 2011 (the “Second Pre-Installment Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Installment Date (the “Third Pre-Installment Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Installment Date.

The Holder hereby waives the following solely with respect to itself under the Certificate of Designations:

(1)           the Triggering Event (as defined in the Certificate of Designations) that would occur on each Automatic Conversion Date (as defined in the Certificate of Designations) only if: (x) Automatic Conversions (as defined in the Certificate of Designations) actually occur on each date set forth below as if the definition of Automatic Conversion Date read as follows:

“Automatic Conversion Date” means each of the following dates: (i) August 22, 2011 (the “First Automatic Conversion Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Automatic Conversion Date (the “Second Automatic Conversion Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Automatic Conversion Date (the “Third Automatic Conversion Date”); and (iv) November 17, 2011, being the twentieth (20th) Trading Day immediately following the Third Automatic Conversion Date.

and (y) the Automatic Conversion Price (as defined in the Certificate of Designations) for the First Automatic Conversion Date (i.e. August 22, 2011) is treated as if it was equal to the lower of (i) the Conversion Price (as defined in the Certificate of Designations) then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock during the period commencing on the Trading Day immediately following the Initial Issuance Date (as defined in the Certificate of Designations) and ending on August 19, 2011, divided by (B) three (3) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period).

(2)           the Triggering Event that would occur on each Pre-Automatic Conversion Date (as defined in the Certificate of Designations) only if Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) are actually delivered to the Holder on each date set forth below as if the definition of Pre-Automatic Conversion Date read as follows:

“Pre-Automatic Conversion Date” means each of the following dates: (i) the Initial Issuance Date, (ii) August 24, 2011 (the “Second Pre-Automatic Conversion Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Automatic Conversion Date (the “Third Pre-Automatic Conversion Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Automatic Conversion Date.

Additionally, in accordance with the August 1st Amendment, the Company shall issue 17,000,000 additional shares of common stock to the 2011 Noteholders on today’s date.

Important Notice regarding the Transaction Documents

The foregoing description of the Amendment to the Exchange Agreement and Note (the “Letter Amendment”) is not complete and are subject to and qualified in their entirety by reference to Letter Agreement attached hereto as an exhibit and incorporated herein by reference.

The Letter Amendment has been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Letter Amendment were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Letter Amendment dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:  /s/ Akio Ariura
Name:  Akio Ariura
Title:    Chief Financial Officer

Dated:   August 2, 2011